Series Number:  3
For period ending 4/30/2013

48)	Investor, A, C & R
First $100 million 1.200%
Next $900 million 1.150%
Next $1.0 billion 1.100%
Over $2.0 billion 1.050%

Institutional
First $100 million 1.000%
Next $900 million 0.950%
Next $1.0 billion 0.900%
Over $2.0 billion 0.850%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           7,731
           Institutional Class                                           3,675
2. Dividends for a second class of open-end company shares
           A Class                                1,550
           C Class                                37
           R Class                                30

73A)           1. Dividends from net investment income
           Investor Class                                           $0.2315
           Institutional Class                                $0.2539
2. Dividends for a second class of open-end company shares
           A Class                                $0.2035
           C Class                                $0.1308
           R Class                                $0.1755

74U)           1. Number of shares outstanding (000's omitted)
                                 Investor Class                                           34,906
                                 Institutional Class                                           16,319
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                8,463
                                    C Class                                                                 531
R Class                                 214

74V)    1. Net asset value per share (to nearest cent)
                                Investor Class                                $26.49
                                Institutional Class                                $26.55
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                $26.49
                                    C Class                                                                $26.09
R Class                                $26.37

Series Number: 10
For period ending 4/30/2013

48)	Investor, A, C & R
1.200%

Institutional
1.000%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           861
           Institutional Class                                           166
2. Dividends for a second class of open-end company shares
           A Class                                99
           C Class                                15
           R Class                                12

73A)           1. Dividends from net investment income
           Investor Class                                           $0.3581
           Institutional Class                                $0.3795
2. Dividends for a second class of open-end company shares
           A Class                                $0.3312
           C Class                                $0.2506
           R Class                                $0.3043

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           3,391
                      Institutional Class                                           704
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                                      986
                      C Class                                            101
R Class                                            44

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $12.02
                      Institutional Class                                           $12.02
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $12.02
                                C Class                                           $12.00
R Class                                           $12.02